EXHIBIT 21.1

PartnerRe Ltd.

Subsidiaries of the Company

	% Beneficial Ownership by Immediate Parent	Jurisdiction of Incorporation
PartnerRe Ltd.	—	Bermuda
PartnerRe Services Ltd.	100	Bermuda
Partner Reinsurance Company Ltd.	100	Bermuda
PartnerRe Servicios Y Compania Limitada (1)	99	Chile
Quantitative Strategies Bermuda Ltd.	100	Bermuda
Quantitative Strategies, LLC	100	Delaware, United States
NS Holdings Ltd.	100	Bermuda
Renewal Capital LLC (2)	99	Delaware, United States
Diamond Ltd.	100	Bermuda
PartnerRe UK Holdings Limited	100	United Kingdom
PartnerRe Holdings Europe Limited	100	Ireland
PartnerRe Ireland Insurance Limited	100	Ireland
PartnerRe Holdings B.V.	100	Netherlands
PartnerRe Holdings SA	100	France
PartnerRe SA	100	France
Partner Reinsurance Europe Limited (3)	56	Ireland
PartnerRe do Brasil Servicos de Assessoria Ltda (4)	99	Brazil
PartnerRe Courcelles	100	France
PartnerRe GmBH	100	Switzerland
PartnerRe U.S. Corporation	100	Delaware, United States
PartnerRe Capital Markets Corp	100	Delaware, United States
PartnerRe Principal Finance Inc.	100	Delaware, United States
PartnerRe Asset Management Corporation	100	Delaware, United States
PartnerRe New Solutions Inc	100	Delaware, United States
LightKeeper Specialty, Inc. (5)	60	Delaware, United States
PartnerRe Finance I Inc.	100	Delaware, United States
PartnerRe Finance II Inc.	100	Delaware, United States
PartnerRe Capital Trust II	100	Delaware, United States
PartnerRe Capital Trust III	100	Delaware, United States
Partner Reinsurance Company of the U.S.	100	New York, United States
PartnerRe Insurance Company of New York	100	New York, United States

(1)	Partner Reinsurance Company Ltd. holds 99% of PartnerRe Servicios Y Compania Limitada and PartnerRe Services Ltd. holds the remaining 1%.

(2)	NS Holdings Ltd. holds 99% of Renewal Capital LLC and a non-affiliate holds the remaining 1%.

(3)	PartnerRe SA holds 56% of Partner Reinsurance Europe Limited and PartnerRe Holdings SA holds the remaining 44%.

(4)	Partner Reinsurance Europe Limited holds 99% of PartnerRe do Brasil Servicos de Assessoria Ltda and PartnerRe Holdings Europe Limited holds the remaining 1%.

(5)	PartnerRe U.S. Corporation holds 60% of LightKeeper Specialty, Inc. and a non-affiliate holds the remaining 40%.